UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Kirby Corporation
(Exact name of registrant as specified in its charter)

Nevada	74-1884980
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

55 Waugh Drive, Suite 1000
Houston, Texas  77007
(Address of Principal Executive Offices)

KIRBY CORPORATION 2005 STOCK AND INCENTIVE PLAN
(Full title of the plan)

Joseph H. Pyne
President and Chief Executive Officer
Kirby Corporation
55 Waugh Drive, Suite 1000
Houston, Texas  77007
 (Name and address of agent for service)

(713) 435-1000
(Telephone number, including area code, of agent for service)

copy to:
Thomas G. Adler, Esq.
Fulbright & Jaworski L.L.P.
2200 Ross Avenue
Suite 2800
Dallas, Texas  75201
(214) 855-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Stock Options and Common Stock, par value $0.10 per share	1,000,000 shares	$45.735	$45,735,000	$1,797.39

(1)
Consists of 1,000,000 shares of common stock, par value $0.10 per share, reserved for issuance to employees of Kirby Corporation (the “Company”) and its subsidiaries pursuant to the Kirby Corporation 2005 Stock and Incentive Plan, as amended (the “Plan”).  In addition, if, as a result of stock splits, stock dividends or similar transactions, the number of securities purported to be registered on this Registration Statement changes, the provisions of Rule 416 under the Securities Act of 1933, as amended, shall apply to this Registration Statement, and this Registration Statement shall be deemed to cover the additional securities resulting from the split of, or dividend on, the securities covered by this Registration Statement.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933, as amended.  The offering price per share and aggregate offering price are based upon the average of the high and low prices reported on the New York Stock Exchange on July 23, 2008.

REGISTRATION OF ADDITIONAL SHARES UNDER
 THE KIRBY CORPORATION 2005 STOCK AND INCENTIVE PLAN

This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which a registration on this form relating to the Plan is effective.  This Registration Statement is filed for the purpose of registering an additional 1,000,000 shares of common stock, par value $0.10 per share, of the Company pursuant to the Plan.  Pursuant to General Instruction E to Form S-8, the contents of the Registration Statement on Form S-8 registering 1,000,000 shares of the Company’s common stock, originally filed on October 28, 2005 (Registration Statement 333-129290) (the “Original Registration Statement”), are incorporated by reference into this Registration Statement.  A 2-for-1 split of the Company’s common stock was effected on May 31, 2006, which increased the number of shares covered by the Plan and the Original Registration Statement from 1,000,000 to 2,000,000.  Upon effectiveness of this Registration Statement covering an additional 1,000,000 shares, a maximum of 3,000,000 shares may be issued under the Plan.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

The following documents are filed as a part of this Registration Statement.

Exhibit Number	Description
4.1*	Kirby Corporation 2005 Stock and Incentive Plan, as amended
5.1*	Opinion of Fulbright & Jaworski L.L.P.
23.1*	Consent of Fulbright & Jaworski L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included with signature page of this Registration Statement).
___________________
*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on July 22, 2008.

KIRBY CORPORATION

By:	/s/ Joseph H. Pyne
Joseph H. Pyne
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Joseph H. Pyne and Norman W. Nolen, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person hereby ratifying and confirming that said attorney-in-fact and agent or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Capacity	Date

/s/ Joseph H. Pyne	President and Chief Executive Officer, Director	July 22, 2008
Joseph H. Pyne	(Principal Executive Officer)

/s/ Norman W. Nolen	Executive Vice President, Treasurer and Chief Financial Officer	July 22, 2008
Norman W. Nolen	(Principal Financial Officer)

/s/ Ronald A. Dragg	Vice President and Controller	July 22, 2008
Ronald A. Dragg	(Principal Accounting Officer)

/s/ C. Berdon Lawrence	Chairman of the Board of Directors	July 22, 2008
C. Berdon Lawrence

/s/ James R. Clark	Director	July 22, 2008
James R. Clark

/s/ C. Sean Day	Director	July 22, 2008
C. Sean Day

/s/ Bob G. Gower	Director	July 22, 2008
Bob G. Gower

/s/ William M. Lamont, Jr.	Director	July 22, 2008
William M. Lamont, Jr.

/s/ David L. Lemmon	Director	July 22, 2008
David L. Lemmon

/s/ Monte J. Miller	Director	July 22, 2008
Monte J. Miller

/s/ George A. Peterkin, Jr.	Director	July 22, 2008
George A. Peterkin, Jr.

/s/ Richard R. Stewart	Director	July 22, 2008
Richard R. Stewart

INDEX TO EXHIBITS

Exhibit Number	Description
4.1*	Kirby Corporation 2005 Stock and Incentive Plan, as amended.
5.1*	Opinion of Fulbright & Jaworski L.L.P.
23.1*	Consent of Fulbright & Jaworski L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).
23.2*	Consent of KPMG LLP, Independent Registered Public Accounting Firm.
24.1*	Power of Attorney (included with signature page of this Registration Statement).

______________________
*	Filed herewith